Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

ACETO Reports Fiscal 2014 Fourth Quarter and Year End Results

PORT WASHINGTON, N.Y., September 4, 2014 -- ACETO Corporation (Nasdaq:ACET), a global leader in the marketing, sale and distribution of products for Human Health, Pharmaceutical Ingredients and Performance Chemicals, announced today financial results for the fourth quarter and full year of fiscal 2014 ended June 30, 2014.

Fiscal 2014 Full Year Highlights (Comparisons to FY 2013)

●	Net sales increased 2.1% to $510.2 million, a record level
●	Gross profit increased 16.7% to $114.7 million, a record level
●	Net Income increased 29.9% to $29.0 million, a record level
●	GAAP EPS increased 25.9% to $1.02, a record level
●	Non-GAAP EPS increased 20.2% to $1.07

Fourth Quarter Fiscal 2014 versus Fourth Quarter Fiscal 2013

●	Net sales of $139.6 million versus $123.1 million, a 13.4% increase
●	Gross profit of $29.0 million versus $24.5 million, a 18.3% increase
●	Net income of $5.6 million versus $5.4 million, a 2.8% increase
●	Non-GAAP Net Income of $6.2 million versus $5.6 million, a 9.0% increase
●	Non-GAAP EPS of $0.21 versus $0.20, a 5.0% increase

Management Commentary

“ACETO made significant progress during fiscal 2014 toward our long-term strategy of becoming a more human health-oriented company. An expanded and enhanced management team at our generic drug division, Rising Pharmaceuticals, the acquisition of the generic pharmaceutical company, PACK Pharmaceuticals, including its robust product pipeline, new finished dose product launches and a near doubling of research and development spend versus fiscal 2013 all contributed to this progress. The sales contributions from our three business segments are now roughly equal, a meaningful change from fiscal 2010 when Human Health accounted for only 14% and Performance Chemicals accounted for almost half of net sales,” said Sal Guccione, Chief Executive Officer of ACETO.

“We finished the fiscal year with a solid fourth quarter,” added Mr. Guccione. “Net sales increased 13.4% led by a 28.7% gain in the Human Health segment, reflecting the acquisition of PACK Pharmaceuticals and three drug launches in the quarter. Performance Chemicals achieved a 17.0% increase in segment gross profit on a 13.4% increase in sales, the first meaningful year-over-year sales gain in the segment in almost two years.”

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“Our fiscal 2014 full year results set records in terms of net sales, gross profits, net income and earnings per share. Net sales for the twelve month period ended June 30, 2014 were $510.2 million, a 2.1% increase from the twelve month period ended June 30, 2013,” continued Mr. Guccione. “Gross profit was $114.7 million, an increase of 16.7%, compared to gross profit of $98.3 million in the prior year period. For the twelve month period, ACETO reported net income of $29.0 million, or $1.02 per diluted share, compared to $22.3 million, or $0.81 per diluted share, in the prior year twelve month period, increases of 29.9% and 25.9% respectively.”

Mr. Guccione concluded, “For fiscal 2015 we currently anticipate launching eleven new generic drugs, of which two are projected to be first-to-market opportunities. We believe these product launches, together with full year results of the PACK acquisition and other sales initiatives, will help us deliver double digit sales and earnings per share growth in fiscal 2015. We do anticipate a decrease in sales of the high-value active pharmaceutical ingredient that favorably impacted the fiscal 2014 year, in particular the first half of fiscal 2014. To continue to execute upon our long-term growth strategy, we plan to increase research and development spending substantially for the second consecutive fiscal year, to approximately $9.0 million, up from $5.2 million in fiscal 2014 and $2.8 million in fiscal 2013.”

Fourth Quarter Financial Review

Net sales for the fourth quarter of fiscal 2014 were $139.6 million, an increase of 13.4% from $123.1 million reported in the fourth quarter of fiscal 2013. Total company gross profit was $29.0 million, an increase of 18.3%, compared to $24.5 million in the fourth quarter of fiscal 2013. Gross margin for the fourth quarter was 20.8% compared to 19.9% in the prior year period.

Human Health segment sales were $47.8 million, an increase of 28.7%, compared to $37.1 million for the fourth quarter of fiscal 2013. The sales increase was primarily due to the acquisition of PACK Pharmaceuticals in May 2014, two new generic drug launches during the fourth quarter as well as sales from 3 additional new drug launches earlier in the fiscal year compared to no sales for these drugs in the fourth quarter of fiscal 2013. Gross profit for the segment was $14.3 million, an increase of 26.8%, compared to $11.2 million for the fourth quarter of fiscal 2013. Gross margin for the fourth quarter was 29.8% compared to 30.3% in the prior year period.

Pharmaceutical Ingredients segment sales were $42.7 million, the same as in the fourth quarter of fiscal 2013. Gross profit was $6.2 million, an increase of 3.9%, compared to $5.9 million for the fourth quarter of fiscal 2013. Gross margin for the fourth quarter was 14.5% compared to 13.9% in the prior year period.

Performance Chemicals segment sales were $49.1 million, an increase of 13.4%, compared to $43.3 million for the fourth quarter of fiscal 2013 primarily due to strong sales of several agricultural protection products as well as a solid performance in specialty chemicals. Gross profit increased 17.0% to $8.6 million, compared to $7.3 million in the same period last year due to an improved product mix. Gross margin was 17.5% for the fourth quarter compared to 17.0% in the prior year period.

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Total company selling, general and administrative expenses were $18.0 million compared to $15.3 million in the same period last year, an 18.0% increase. Selling, general and administrative expenses included $0.7 million of transaction-related expenses associated with the acquisition of PACK Pharmaceuticals for the fourth quarter of fiscal 2014 and a $0.4 million charge related to the earn-out associated with the acquisition of Rising Pharmaceuticals for the fourth quarter of fiscal 2013. Without these deal-related adjustments, selling, general and administrative expenses were up 16.3% in the quarter. Research and Development expenses in the fourth quarter totaled $2.0 million compared to $0.8 million in the prior year period reflecting the Company’s commitment to investing in its pipeline for future growth. Operating income totaled $9.0 million compared to $8.4 million in the fourth quarter last year, a 7.0% increase. Net income was $5.6 million, or $0.19 per diluted share, compared to net income of $5.4 million, or $0.19 per diluted share, for the comparable quarter of fiscal 2013. Non-GAAP Net Income was $6.2 million in the fourth quarter compared to $5.6 million in the prior period, a 9.0% increase. Non-GAAP earnings per share were $0.21 compared to $0.20 in the year ago fourth quarter, a 5.0% increase. Per share results are based on weighted average diluted shares outstanding of 28.8 million shares for the fourth quarter of fiscal 2014 compared to 27.8 million weighted average diluted shares outstanding for the fourth quarter of fiscal 2013.

Fiscal 2014 Financial Review

Net sales for the twelve month period ended June 30, 2014 were $510.2 million, a 2.1% increase from the $499.7 million reported for the twelve month period ended June 30, 2013. Human Health segment sales were $160.2 million, an increase of 23.6%, compared to $129.7 million for fiscal 2013. Pharmaceutical Ingredients segment sales were $176.4 million, a decrease of 4.6%, compared to $184.9 million for fiscal 2013. Performance Chemicals segment sales were $173.5 million, a decrease of 6.3%, compared to $185.2 million for fiscal 2013.

Gross profit was $114.7 million, an increase of 16.7%, compared to gross profit of $98.3 million in the prior year period. Gross profit for Human Health was $48.5 million, an increase of 23.4%, compared to $39.3 million for fiscal 2013. Pharmaceutical Ingredients gross profit was $36.6 million, an increase of 16.7%, compared to $31.4 million for fiscal 2013. Performance Chemicals gross profit increased to $29.6 million, or 7.2%, compared to $27.6 million for fiscal 2013.

Selling, general and administrative expenses were $65.2 million compared to $61.0 million for fiscal 2013, a 6.9% increase. Selling, general and administrative expenses included $2.2 million of expenses associated with the acquisition of PACK Pharmaceuticals for fiscal 2014 and a $3.2 million charge related to the earn-out associated with the acquisition of Rising Pharmaceuticals for fiscal 2013. Research and Development expenses totaled $5.2 million in fiscal 2014 compared to $2.8 million in the prior year. Operating income totaled $44.3 million compared to $34.4 million in fiscal 2013, a 28.6% increase. For the twelve month period, ACETO reported net income of $29.0 million, or $1.02 per diluted share, compared to $22.3 million, or $0.81 per diluted share, in the prior year twelve month period, increases of 29.9% and 25.9% respectively. Non-GAAP Net Income was $30.6 million in fiscal 2014 compared to $24.3 million in the prior year, a 25.8% increase. Non-GAAP earnings per share were $1.07 compared to $0.89 in fiscal 2013, a 20.2% increase. Per share results are based on weighted average diluted shares outstanding of 28.6 million shares for fiscal 2014 compared to 27.5 million weighted average diluted shares outstanding for fiscal 2013.

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Conference Call

Management will host a conference call to discuss the operating and financial results at 9:00am EDT on Friday, September 5, 2014. To participate in the conference call, please dial (888) 895-5271 approximately 10 minutes prior to the call. Please reference conference ID # 37899668.

A live webcast of the conference call will be available in the Investor Relations section of the Company’s website, www.aceto.com. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 11:30 a.m. EDT on September 5, 2014 until 11:59 p.m. EDT on September 12, 2014 and may be accessed by calling (888) 843-7419 and reference conference ID # 37899668. An archived replay of the conference call will also be available in the investor relations section of the Company’s website.

Use of Non-GAAP Financial Information

In addition to U.S. GAAP results, this press release also includes certain non-GAAP financial measures as defined by the SEC. This measure, Adjusted Net Income, is provided in addition to, but not as a substitute for, net income and does not have any standardized meaning prescribed by U.S. GAAP. Management believes this measure is useful to investors because it is an indicator of operational performance. The Company defines non-GAAP Adjusted Net Income as net income less debt extinguishment, earn-out expense and transaction costs related to acquisitions.

Pursuant to the requirements of Regulation G, reconciliations of Adjusted Net Income to U.S. GAAP net income are presented in table Non-GAAP Reconciliation of this press release

About ACETO

ACETO Corporation, incorporated in 1947, is a global leader in the marketing, sale and distribution of products for Human Health (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO’s global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

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FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth. ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report or Form 10-K for the fiscal year ended June 30, 2013 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter’s performance not useful as a predictor of future quarters’ results. ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:
LHA
Jody Burfening
jburfening@lhai.com
(212) 838-3777

(Financial Tables Follow)

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Aceto Corporation and Subsidiaries
Consolidated Statements of Income
(in thousands, except per share amounts)

	(unaudited)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net sales	$139,580	$123,115	$510,179	$499,690
Cost of sales	110,558	98,584	395,476	401,419
Gross profit	29,022	24,531	114,703	98,271
Gross profit %	20.79%	19.93%	22.48%	19.67%

Selling, general and administrative expenses	17,997	15,254	65,209	61,021
Research and development expenses	1,990	832	5,222	2,834
Operating income	9,035	8,445	44,272	34,416

Other (expense) income, net of interest expense	(569)	(202)	402	134

Income before income taxes	8,466	8,243	44,674	34,550
Income tax provision	2,912	2,841	15,674	12,222
Net income	$5,554	$5,402	$29,000	$22,328

Net income per common share	$0.20	$0.20	$1.04	$0.83

Diluted net income per common share	$0.19	$0.19	$1.02	$0.81

Weighted average shares outstanding:
Basic	28,341	27,332	28,001	27,050
Diluted	28,843	27,775	28,563	27,450

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Aceto Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per-share amounts)

	June 30, 2014	June 30, 2013
Assets
Current Assets:
Cash and cash equivalents	$42,897	$33,231
Investments	746	2,144
Trade receivables: less allowances for doubtful accounts: June 30, 2014 $517; and June 30, 2013 $1,294	122,694	90,108
Other receivables	5,288	5,283
Inventory	100,683	83,849
Prepaid expenses and other current assets	3,556	2,984
Deferred income tax asset, net	490	701

Total current assets	276,354	218,300

Property and equipment, net	11,573	11,410
Property held for sale	5,848	4,058
Goodwill	66,516	33,526
Intangible assets, net	87,955	40,831
Deferred income tax asset, net	11,605	8,055
Other assets	8,133	7,250

Total Assets	$467,984	$323,430

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$8,343	$11,714
Accounts payable	48,716	39,222
Accrued expenses	61,464	38,971
Total current liabilities	118,523	89,907

Long-term debt	97,158	20,355
Long-term liabilities	11,634	13,413
Environmental remediation liability	7,079	5,109
Deferred income tax liability	6	6
Total liabilities	234,400	128,790

Commitments and contingencies

Shareholders’ equity:
Common stock, $.01 par value:
(40,000 shares authorized; 28,772 and 27,831 shares issued and outstanding at June 30, 2014 and June 30, 2013, respectively)	288	278
Capital in excess of par value	87,156	72,845
Retained earnings	140,768	118,615
Accumulated other comprehensive income	5,372	2,902
Total shareholders’ equity	233,584	194,640

Total liabilities and shareholders’ equity	$467,984	$323,430

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Aceto Corporation
Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)
(in thousands, except per share amounts)

	(unaudited) Three Months Ended June 30, 2014	(unaudited) Diluted Net Income Per Common Share Three Months Ended June 30, 2014	(unaudited) Three Months Ended June 30, 2013	(unaudited) Diluted Net Income Per Common Share Three Months Ended June 30, 2013	(unaudited) Twelve Months Ended June 30, 2014	(unaudited) Diluted Net Income Per Common Share Twelve Months Ended June 30, 2014	(unaudited) Twelve Months Ended June 30, 2013	(unaudited) Diluted Net Income Per Common Share Twelve Months Ended June 30, 2013

Net income, as reported	$5,554	$0.19	$5,402	$0.19	$29,000	$1.02	$22,328	$0.81

Adjustments:

Transaction costs related to acquisitions	286	0.01	-	-	1,874	0.06	-	-
Separation and relocation costs	339	0.01	-	-	339	0.01	-	-
Earn out costs	-	-	404	0.02	-	-	3,244	0.12
Extinguishment of debt	138	0.00	-	-	138	0.00	-	-
Step-up of inventory	209	0.01	-	-	209	0.01	-	-

Adjusted income excluding charges	6,526	0.22	5,806	0.21	31,560	1.10	25,572	0.93
Adjustments to provision for income taxes	369	0.01	158	0.01	973	0.03	1,265	0.04

Adjusted net income (Non-GAAP)	$6,157	$0.21	$5,648	$0.20	$30,587	$1.07	$24,307	$0.89

Diluted weighted average shares outstanding	28,843	28,843	27,775	27,775	28,563	28,563	27,450	27,450

NOTE: Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units.

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